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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan and the M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors of our report dated January 7, 2003, with respect to the consolidated financial statements of M.D.C. Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Denver, Colorado
February 7, 2003